SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  April 6, 2000

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                            THERMEDICS DETECTION INC.
             (Exact name of Registrant as specified in its charter)


Massachusetts                      1-12745                           04-3106698
(State or other                  (Commission                   (I.R.S. Employer
jurisdiction of                   File Number)            Identification Number)
incorporation or
organization)


220 Mill Road
Chelmsford, Massachusetts                                            01824-4178
(Address of principal executive offices)                            (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

      This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" included in Exhibit 13 to Thermedics Detection Inc.'s Annual Report on Form 10-K for the year ended January 1, 2000. These include risks and uncertainties relating to: market acceptance of new products, ongoing product development efforts required by rapid technological change, the dependence of the security instruments market on government regulation and the airline industry, the significance of certain customers to the Registrant, as well as risks associated with competition, potential product liability, international operations, proprietary technology rights, the Registrant's acquisition strategy, potential fluctuations in quarterly performance, dependence on OEM relationships, and the risks associated with the Registrant's cash management arrangement with Thermo Electron.

Item 5.     Other Events

      On April 7, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding the previously announced tender offer for its shares of common stock, $.10 par value per share, by its ultimate parent corporation, Thermo Electron Corporation.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)    Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits

            99 Press Release dated April 7, 2000.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 7th day of April, 2000.


                                   THERMEDICS DETECTION INC.


                                   By:  /s/ Theo Melas-Kyriazi
                                        --------------------------------
                                        Theo Melas-Kyriazi
                                        Chief Financial Officer

                                                                      Exhibit 99

Investor Contact: 781-622-1111
Media Contact: 781-622-1252

             Cash Tender Offer for Thermedics Detection Completed

CHELMSFORD, Mass., April 7, 2000 - Thermedics Detection Inc. (ASE-TDX), a Thermo Electron company, announced today that its parent company, Thermedics Inc. (ASE-TMD), has successfully completed its cash tender offer of $8.00 per share for any and all outstanding shares of Thermedics Detection common stock.

      The offer and withdrawal rights expired at midnight on Thursday, April 6, 2000. Based on the preliminary report of the depositary for the offer, American Stock Transfer & Trust Company, approximately 1.9 million Thermedics Detection shares were tendered. This brings Thermedics' and Thermo Electron's combined equity ownership in Thermedics Detection to approximately 98.8 percent. Thermedics expects to complete the spin-in of Thermedics Detection by Tuesday, April 11, through a short-form merger. The short-form merger does not require Thermedics Detection board or shareholder approval.

      Shareholders who tendered their shares in the tender offer will receive payment for their shares shortly. Shareholders who did not tender their shares will also receive $8.00 per share in the short-form merger. Information outlining what steps these Thermedics Detection shareholders must take to obtain payment will be mailed within a week to 10 days.

      The complete terms and conditions of the tender offer are set forth in the offer to purchase, letter of transmittal, and other related materials, which were filed with the Securities and Exchange Commission on March 10, 2000.

      Thermedics Detection develops, manufactures, and markets high-speed systems used for product quality assurance in a variety of industrial and laboratory processes, as well as for security at airports, border crossings, and other checkpoints. Thermedics Detection Inc. is a public subsidiary of Thermedics Inc., another Thermo Electron company. More information is available on the Internet at http://www.thermo.com/subsid/tdx1.html.